Exhibit 5.2

Troutman Pepper Hamilton Sanders LLP
600 Peachtree Street NE, Suite 5200
Atlanta, GA 30308-2216

troutman.com

August 5, 2024

WEC Energy Group, Inc.

231 West Michigan Street

P.O. Box 1331

Milwaukee, Wisconsin 53201

Re:	WEC Energy Group, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to WEC Energy Group, Inc., a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2024 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of an indeterminate amount of: (1) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (2) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (3) one or more new series of debt securities to be issued by the Company (the “Debt Securities”); (4) depositary shares representing fractional interests in shares of the Preferred Stock (the “Depositary Shares”); (5) purchase contracts to purchase Debt Securities, shares of the Common Stock or shares of the Preferred Stock (the “Purchase Contracts”); and (6) units comprised of one or more of shares of the Common Stock, shares of the Preferred Stock, Debt Securities, Depositary Shares, Purchase Contracts or debt securities of third parties, including U.S. treasury securities (the “Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Purchase Contracts and the Units are referred to together herein as the “Registered Securities.”

In rendering this opinion, we have examined the Registration Statement and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof. We have assumed that there will be no changes to such documents or records, or expiration thereof, after the date hereof that would affect the opinions expressed herein.

August 5, 2024

For purposes of this opinion letter, we have assumed that:

(i)             the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee thereof, and in accordance with the Restated Articles of Incorporation of the Company, as amended (the “Restated Articles of Incorporation”), the Bylaws of the Company (the “Bylaws” and, together with the Restated Articles of Incorporation, the “Company Organizational Documents”), and applicable Wisconsin law (the “Company Authorizing Proceedings”), and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in active status under the laws of the State of Wisconsin, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time;

(ii)           any Depositary Shares issued by the Company pursuant to the Registration Statement, the Prospectus and the related prospectus supplement, from time to time, will be issued under and in conformity with one or more valid, binding, and enforceable depositary agreements (each a “Depositary Agreement”) with a depositary agent appointed by the Company (the “Depositary Agent”), which shall be delivered by the Depositary Agent, and the Depositary Agent will have all requisite power and authority to effect the transactions contemplated by such Depositary Agreement, and the Depositary Agreement will be the valid and binding obligation of the Depositary Agent and will be enforceable against the Depositary Agent in accordance with its terms;

(iii)          any Purchase Contracts issued by the Company pursuant to the Registration Statement, the Prospectus and the related prospectus supplement, from time to time, will be issued under and in conformity with one or more valid, binding, and enforceable purchase contract agreements (each a “Purchase Contract Agreement”) with a purchase contract agent appointed by the Company (the “Purchase Contract Agent”), which shall be delivered by the Purchase Contract Agent, and the Purchase Contract Agent will have all requisite power and authority to effect the transactions contemplated by such Purchase Contract Agreement, and the Purchase Contract Agreement will be the valid and binding obligation of the Purchase Contract Agent and will be enforceable against the Purchase Contract Agent in accordance with its terms;

(iv)          any Units issued by the Company pursuant to the Registration Statement, the Prospectus and the related prospectus supplement may be issued pursuant to a valid, binding, and enforceable unit agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent (“Unit Agent”), which shall be delivered by the Unit Agent, and the Unit Agent will have all requisite power and authority to effect the transactions contemplated by such Unit Agreement, and the Unit Agreement will be the valid and binding obligation of the Unit Agent and will be enforceable against the Unit Agent in accordance with its terms; and

(v)           all requisite third-party consents necessary to register and/or issue the Registered Securities have been obtained by the Company.

In addition, we have assumed that, at or prior to the time of the delivery of any of the Registered Securities, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security.

August 5, 2024

On the basis of the foregoing, we are of the opinion that:

1.             The Depositary Shares registered under the Registration Statement, when duly authorized upon completion of all Company Authorizing Proceedings, and duly executed and delivered against payment specified therefor and pursuant to a Depositary Agreement, if applicable, duly authorized, executed and delivered by the Company and the Deposit Agent, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, preference or other similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.             The Purchase Contracts registered under the Registration Statement, when duly authorized upon completion of all Company Authorizing Proceedings, and duly executed and delivered against payment specified therefor and pursuant to a Purchase Contract Agreement, if applicable, duly authorized, executed and delivered by the Company and the Purchase Contract Agent, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, preference or other similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.             The Units registered under the Registration Statement, when duly authorized upon completion of all Company Authorizing Proceedings, and duly executed and delivered against payment specified therefor and pursuant to a Unit Agreement, if applicable, duly authorized, executed and delivered by the Company and Unit Agent, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, preference or other similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of New York and the federal law of the United States of America. This opinion letter is given as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts or circumstances that may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP